Exhibit 99.3
Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
March 2008
An analysis of the March 2008 operating results of Wellman, Inc. (the “Company”) are presented below. Wellman, Inc. and certain subsidiaries filed for bankruptcy protection under the provisions of Chapter 11 on February 22, 2008. References to February results represent the full month of February (pre-petition and post-petition).
Consolidated Statement of Operations
The $6.3 million increase in gross profit (from ($2.3) million in February to $4.0 million in March) is attributable to increases in the chemical based segment ($5.3 million) as well as the recycled based segment ($1.0 million). The increase in the chemical based segment is mainly attributable to increased raw material margins due to the change in raw material prices and increased PET resin sales volume (12 million pounds). Raw material margin, which is the difference between selling prices and raw material costs, increased $4.6 million in March primarily because selling prices remained stable while raw material costs decreased. The recycled-based segment gross profit increase was due to improved raw material margins attributable to improved selling prices and lower raw material cost. Selling, general and administrative expenses decreased $1.3 million primarily due to lower legal and professional fees. As a result of the above items, $1.3 million of operating income was realized in March compared to an operating loss of $6.4 in February. Interest expense decreased to $0.9 in March reflecting a full month of interest expense only being calculated on the amount borrowed in the DIP financing. Finally, $2.8 million of reorganization costs were incurred in March in connection with the Chapter 11 filing. As a result, the Company recorded a net loss of $2.4 million for March 2008.
Consolidated Balance Sheet
The balance sheet at March 31, 2008, reflects $124.9 in borrowings under the DIP facility and $1.3 in cash and cash equivalents. The total borrowed plus cash on hand is a slight decrease from the amount borrowed in February. Accounts receivable increased by $4.6 million due to higher sales and inventory levels decreased by $5.9 million, mainly attributable to lower finished goods inventory levels in the chemical-based business.
Consolidated Statement of Cash Flows
•	The Company repaid $0.6 million of debt in March with cash provided from operations. In addition the company funded $2.8 million in reorganization costs as well.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	March	February**
	2008	2008

Net Sales	$86.6	$75.5
Cost of Sales	82.6	77.8

Gross Profit (Loss)	4.0	(2.3)
Selling, General and Administrative Expenses	2.7	4.0
Other (Income) Loss	0.0	0.1

Operating Income (Loss)	1.3	(6.4)
Interest Expense, Net*	0.9	5.5

Earnings (Loss) from Continuing Operations
Before Reorganization Items and Income Taxes	0.4	(11.9)
Reorganization Items, Net	2.8	3.4

Earnings (Loss) from Continuing Operations
Before Income Taxes	(2.4)	(15.3)
Income Tax Expense (Benefit)	0.0	0.0

Earnings (Loss) from Continuing Operations	(2.4)	(15.3)
Earnings (Loss) from Discontinued Operations,
Net of Tax	0.0	0.0

Net Earnings (Loss)	($2.4)	($15.3)

*	—	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the first and second lien debt, per the debt agreements, was $775,147 for Feb 22-29 and $3,432,794 for March. Amounts are not included in the financial statements.

**	—	February has been restated for reclassification of loss on termination of swaps.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	For the Month Ended		For the Year-to-Date
	March		Period Ended March
	2008	2007	2008	2007

Net Sales	$86.6	$100.5	$240.0	$319.2
Cost of Sales	82.6	97.9	235.7	316.1

Gross Profit (Loss)	4.0	2.6	4.3	3.1
Selling, General and Administrative Expenses	2.7	3.8	9.6	11.8
Other (Income) Loss	0.0	0.3	0.1	0.3

Operating Income (Loss)	1.3	(1.5)	(5.4)	(8.9)
Interest Expense, Net*	0.9	4.7	11.1	15.1

Earnings (Loss) from Continuing Operations
Before Reorganization Items and Income Taxes	0.4	(6.2)	(16.5)	(24.0)
Reorganization Items, Net	2.8	0.0	6.2	0.0

Earnings (Loss) from Continuing Operations
Before Income Taxes	(2.4)	(6.2)	(22.7)	(24.0)
Income Tax Expense (Benefit)	0.0	0.0	0.0	(0.1)

Earnings (Loss) from Continuing Operations	(2.4)	(6.2)	(22.7)	(24.0)
Earnings (Loss) from Discontinued Operations,
Net of Tax	0.0	(0.0)	0.0	(0.3)

Net Earnings (Loss)	($2.4)	($6.2)	($22.7)	($24.3)

*	—	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the first and second lien debt, per the debt agreements, was $3,432,794 for the month of March and $4,207,941 year-to-date after Feb 22, 2008. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	March 31,	February 29,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$1.3	$3.1
Accounts receivable	135.3	130.7
Inventories	85.2	91.1
Prepaid expenses and other current assets	25.4	28.1
Current assets held for sale	—	—

Total current assets	247.2	253.1

Property, plant and equipment:
Land, buildings and improvements	90.5	90.5
Machinery and equipment	336.9	336.8
CIP	6.3	6.0

	433.7	433.2
Less accumulated depreciation	193.9	192.8

Net property, plant and equipment	239.8	240.4

Other assets	10.7	7.9
Noncurrent assets held for sale	—	0

Total Assets	$497.7	$501.3

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade*	$71.0	$76.9
Accrued liabilities*	21.3	15.8
Debtor in possession credit agreement	124.9	125.5
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	217.2	218.2

First and Second Lien Debt*	448.3	448.3

Long-term debt	—	—
Deferred income taxes and other noncurrent liabilities	39.3	39.2
Noncurrent liabilities associated with assets held for sale	—	—

Total Liabilities	704.7	705.7

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	185.7
Paid-in capital	248.5	248.8
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	—
Accumulated deficit	(596.7)	(594.3)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(207.1)	(204.4)

	$497.7	$501.3

*	Includes liabilities subject to compromise which will be separately stated in our Form 10-Q.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	March 31,	March 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1.3	$—
Accounts receivable	135.3	169.5
Inventories	85.2	100.3
Prepaid expenses and other current assets	25.4	33.5
Current assets held for sale	—	58.2

Total current assets	247.2	361.5

Property, plant and equipment:
Land, buildings and improvements	90.5	83.8
Machinery and equipment	336.9	950.7
CIP	6.3	10.1

	433.7	1,044.7
Less accumulated depreciation	193.9	496.8

Net property, plant and equipment	239.8	547.9

Other assets	10.7	52.8
Noncurrent assets held for sale	—	31.4

Total Assets	$497.7	$993.6

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade*	$71.0	$91.3
Accrued liabilities*	21.3	28.6
Debtor in possession credit agreement	124.9	—
Other debt	—	0.3
Current liabilities associated with assets held for sale	—	25.6

Total current liabilities	217.2	145.8

Liabilities subject to compromise	448.3

Long-term debt	—	580.5
Deferred income taxes and other noncurrent liabilities	39.3	74.0
Noncurrent liabilities associated with assets held for sale	—	12.0

Total Liabilities	704.7	812.3

Stockholders’ Deficit:
Common stock	—	0.0
Preferred stock	185.7	171.6
Paid-in capital	248.5	247.3
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	28.6
Accumulated deficit	(596.7)	(221.6)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(207.1)	181.3

	$497.7	$993.6

*	Includes liabilities subject to compromise which will be separately stated in our Form 10-Q.

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	March	February
	2008	2008

Cash flow from operating activities:
Net earnings (loss)	($2.4)	($15.3)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.0
Depreciation	1.0	1.0
Amortization	1.4	1.4
Amortization in interest expense	0.0	0.1
Deferred taxes on income	0.0	0.0
Reorganization Items	2.8	3.4
Payment of reorganization items	(2.8)	(3.4)
Changes in assets and liabilities:
Accounts receivable	(4.7)	1.8
Inventories	6.0	12.0
Prepaid expenses and other current assets	(1.1)	1.4
Other assets	(0.2)	0.0
Accounts payable and accrued liabilities	(0.5)	(10.2)
Other liabilities	(0.3)	0.0
Other	0.0	0.0

Net cash provided (used) by operating activities	(0.8)	(7.8)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.4)	(0.2)

Net cash used by investing activities	(0.4)	(0.2)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(0.6)	14.5
Dividends paid on common stock	0.0	0.0
Debt and equity issuance costs	0.0	(3.9)

Net cash provided (used) by financing activities	(0.6)	10.6

Discontinued Operations:
Operating activities	0.0	0.0
Investing activities	0.0	0.0
Financing activities	0.0	0.0

Net cash provided (used) by discontinued operations	0.0	0.0

Increase (decrease) in cash and cash equivalents	(1.8)	2.6
Cash and cash equivalents at beginning of period	3.1	0.5

Cash and cash equivalents at end of period	$1.3	$3.1

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
March Fiscal Period
(in millions)

	For the Month		For the YTD Period
	Ended March		Ended March
	2008	2007	2008	2007

Cash flow from operating activities:
Net earnings (loss)	($2.4)	($6.2)	($22.7)	($24.3)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.0	0.0	0.3
Depreciation	1.0	4.5	3.2	11.7
Amortization	1.4	1.4	4.3	4.1
Amortization in interest expense	0.0	0.1	0.1	0.9
Deferred taxes on income	0.0	(0.1)	0.0	(0.1)
Johnsonville fibers disposal costs	0.0	(1.0)	0.0	(1.0)
Payments made against Jville fiber disposal costs	0.0	(2.2)	0.0	(2.2)
Reorganization Items	2.8	0.0	6.1	0.0
Payment of reorganization items	(2.8)	0.0	(6.1)	0.0
Actuarial gain	0.0	0.0	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	(4.7)	(16.3)	(6.3)	(8.2)
Inventories	6.0	(0.8)	11.8	14.7
Prepaid expenses and other current assets	(1.1)	(0.8)	(0.4)	0.3
Other assets	(0.2)	(0.2)	(0.3)	0.0
Accounts payable and accrued liabilities	(0.5)	21.4	(0.7)	9.1
Other liabilities	(0.3)	(0.2)	(1.4)	(1.0)
Other	(0.0)	3.1	0.0	(1.8)

Net cash provided (used) by operating activities	(0.8)	2.7	(12.4)	2.5

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.4)	(1.5)	(1.1)	(2.3)

Net cash used by investing activities	(0.4)	(1.5)	(1.1)	(2.3)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(0.6)	1.1	18.7	3.9
Dividends paid on common stock	0.0	(0.7)	0.0	(0.7)
Debt and equity issuance costs	0.0	0.0	(3.9)	0.0

Net cash provided (used) by financing activities	(0.6)	0.4	14.8	3.2

Discontinued Operations:
Operating activities	0.0	(1.3)	0.0	(1.1)
Investing activities	0.0	(0.4)	0.0	(0.5)
Financing activities	0.0	(1.4)	0.0	(1.8)

Net cash provided (used) by discontinued operations	0.0	(3.1)	0.0	(3.4)

Increase (decrease) in cash and cash equivalents	(1.8)	(1.5)	1.3	0.0
Cash and cash equivalents at beginning of period	3.1	1.5	0.0	0.0

Cash and cash equivalents at end of period	$1.3	$0.0	$1.3	$0.0

Wellman, Inc.
EBITDAR, as defined
     We have provided a non-GAAP measure, “EBITDAR, as defined,” because our DIP Credit Agreement uses this measurement as a key component. In accordance with our DIP Credit Agreement, we must maintain a minimum cumulative EBITDAR (cumulative monthly commencing March 1, 2008, and rolling into trailing twelve months) tested as of the last day of the applicable month, with a report due on the fifteenth day after the end of each month, commencing with the first full month following the Petition Date. We believe it is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we used EBITDAR, as defined because it excluded items that are not expected to impact the long- term cash flow of the businesses and are not an indication of our ongoing operating performance. In addition, EBITDAR, as defined is a measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank use with other companies of differing capital structures. Our Board of Directors, CEO (our chief operating decision maker), and our senior management use EBITDAR, as defined to evaluate the operating performance of our segments and determine incentive compensation for employees throughout the organization. EBITDAR, as defined, under the DIP Credit Agreement is calculated by adding Earnings (loss) from continuing operations, income tax expense (benefit), interest expense, non-cash charges and non-recurring fees, cash charges, and other cash expenses made or incurred in connection with entering into the DIP Credit Agreement.
     The following table reconciles Loss from continuing operations to EBITDAR, as defined for each month and the three months ending March 31, 2008.

				Year-to-
	January	February	March	Date
	2008	2008	2008	March 2008

Loss from Continuing Operations	$(5,038)	$(15,276)	$(2,388)	$(22,701)
Income Tax Expense (Benefit)	—	—	—	—
Interest Expense, Net	4,675	5,505	925	11,105
Depreciation & Amortization	2,530	2,441	2,493	7,464

Permitted Adjustments:
Reorganization Items	—	3,349	2,798	6,147
Inventory Reserves	310	802	27	1,139
Uncollectible Accounts	144	—	65	209

Total permitted adjustments	454	4,151	2,890	7,495

EBITDAR, as defined	$2,621	$(3,179)	$3,921	$3,363

     Despite the importance of EBITDAR, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The EBITDAR, as defined inforamtion we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.

In re Wellman, Inc., et al.
Case No. 08-10595 (SMB)
Reporting Period: March 1 — March 31, 2008
Cash Disbursements by Petitioning Entity

March 1 — March 31,
Petitioning Entities	Case Number:	2008
Wellman, Inc.	081-08-10595	$82,460,233
Fiber Industries, Inc.	081-08-10607	—
Wellman of Mississippi, Inc.	081-08-10605	—
PTA Resources LLC	081-08-10596	—
Prince, Inc.	081-08-10604	—
ALG, Inc.	081-08-10599	—
Wellman Fibres Ltd.	081-08-10598	—
MRF, Inc.	081-08-10600	—
Warehouse Associates Inc.	081-08-10601	—
MED Resins, Inc.	081-08-10602	—
Carpet Recycling of Georgia Inc.	081-08-10603	—
Josdav, Inc.	081-08-10606	—

$82,460,233